WARRANT EXERCISE AGREEMENT

          This Warrant Exercise Agreement (this “Agreement” is dated as of _______, 2009 between Arrin Background, Inc., a Nevada corporation (the Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

          WHEREAS, the Company has entered into a letter of intent (the “Letter of Intent”) with Sportwall International, Inc. (“Sportwall”) that provides for the combination of the Company and Sportwall immediately prior to the completion of the transactions contemplated hereby (the “Merger”). Additional information regarding the terms of the Merger and the business of Sportwall can be found in the draft Current Report on Form 8-K, a copy of which is attached hereto as Exhibit A, which will be filed with the SEC following the closing of the Merger.

          WHEREAS, the Company was organized on January 14, 2009 as part of the implementation of the Chapter 11 plan of reorganization of Arrin Systems, Inc. (“Systems”) as a subsidiary of Systems.

          WHEREAS, following the confirmation of Arrin’s plan of reorganization (the “Plan”), which was confirmed by the United States Bankruptcy Court for the Southern District of California in (the “Court”) in December 2007, the Court ordered that all securities issued under the Plan by Arrin and its subsidiaries, including stock, warrants, and stock underlying warrants to be, when issued, exempt from the registration requirements of the Securites Act and of equivalent state securities laws as provided by Sections 1145(a)(1) and 1145(a)(2) of the United States Bankruptcy Code.

          WHEREAS, on January 15, 2008, an aggregate of 5,000,000 warrants (the “Warrants”) were issued to certain administrative lenders under the Plan.

          WHEREAS, as a condition to the closing of the Merger, the Warrants shall be exercised immediately prior to the Closing of the Merger.

          WHEREAS, pursuant to the terms and conditions hereof, the holder of the Warrants identified on the signature page hereto (the “Holder”) agrees to exercise the Warrants immediately prior to the closing of the Merger.

          NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

I. EXERCISE OF WARRANTS AND REPRESENTATIONS BY HOLDER

          1.1 Subject to the terms and conditions hereinafter set forth, the Holder hereby agrees to exercise that number of Warrants as is set forth on the signature page hereof, at an exercise price of $0.30 per share (the “Exercise Price”), pursuant to the Notice of Exercise attached hereto as Exhibit B.. The Exercise Price is payable by personal or business check or money order made payable to “Sichenzia Ross Friedman Ference LLP, as Escrow Agent for

Arrin Background, Inc.” contemporaneously with the execution and delivery of this Agreement by the Subscriber. Subscribers may also pay the subscription amount by, wire transfer of immediately payable funds to:

[WIRE TRANSFER INSTRUCTIONS INTENTIONALLY OMITTED]

           1.2 The Holder acknowledges that the shares issuable upon exercise of the Warrants are subject to certain restrictions on transfer and sale as more fully described in Section IV hereof and consents to the placement of a legend on any certificate or certificates issuable upon exercise of the Warrants evidencing such restrictions. The Holder is aware that the Company will make a notation in its appropriate records with respect to the restrictions on transfer and sale of such securities. The legend to be placed on each certificate shall be in form substantially similar to the following:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP AGREEMENT AND MAY ONLY BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED IN ACCORDANCE WITH THE TERMS THEROF, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE COMPANY”

           1.3 The Holder represents that the Holder has full power and authority (corporate, statutory and otherwise) to execute and deliver this Agreement and to exercise the Warrants. This Agreement constitutes the legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms.

II. REPRESENTATIONS BY AND COVENANTS OF THE COMPANY

          The Company hereby represents and warrants to the Holder that:

          2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to conduct its business.

          2.2 Authorization; Enforceability. The Company has all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the (i) authorization execution, delivery and performance of this Agreement by the Company; and (ii) authorization, sale, issuance and delivery of the common stock contemplated hereby and the performance of the Company’s obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. The common stock when issued and fully paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable. The issuance of the common stock contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any person which have not been waived in connection with this offering.

III. TERMS OF EXERCISE

          3.1 Pending the exercise of the Warrants, which shall occur immediately upon the closing of the Merger, all funds paid hereunder (the “Exercise Amounts”) shall be deposited with Sichenzia Ross Friedman Ference.

          3.2 Certificates representing the common stock issuable to the Holder pursuant to this Agreement will be prepared for delivery to the Holder within 15 business days following the closing of the Merger. The Holder hereby authorizes and directs the Company to deliver the certificates representing the common stock purchased by the Holder pursuant to this Agreement directly to the Holder’s residential or business address indicated on the signature page hereto.

IV. LOCK-UP

          4.1 The Holder agrees that it may not sell, contract to sell, pledge, hypothecate, transfer, assign or in any other manner dispose of the shares issued upon exercise of the Warrants for a period of ninety (90) days from the closing of the Merger.

          4.2 Thereafter, the Holder shall have the right, but not the obligation, to sell, contract to sell, pledge, hypothecate or otherwise dispose of an amount of shares of the Company’s common stock equal to twenty five percent (25%) of their respective holdings of the Company’s common stock every ninety (90) days until such time as all of the shares underlying the Warrants held by the Holder have been sold, pledged, hypothecated or otherwise disposed of..

V. MISCALLANEOUS

          5.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, or delivered by hand against written receipt therefor, addressed as follows:

if to the Company, to it at:

6986 La Jolla Blvd., Suite 208
La Jolla, California 92037

With a copy to:

Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, NY 10006
Attn: Sean F. Reid, Esq.

if to the Subscriber, to the Subscriber’s address indicated on the signature page of this Agreement.

          5.2 Except as otherwise provided herein, this Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

          5.3 This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

          5.4 Upon the execution and delivery of this Agreement by the Holder, this Agreement shall become a binding obligation of the Holder with respect to the exercise of the Warrants as herein provided.

          5.5 NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAW. THE PARTIES HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL DISTRICT COURTS SITUATED THEREIN AND AGREE TO SAID VENUE.

          5.6 In order to discourage frivolous claims the parties agree that unless a claimant in any proceeding arising out of this Agreement succeeds in establishing his claim and recovering a judgment against another party (regardless of whether such claimant succeeds against one of the other parties to the action), then the other party shall be entitled to recover from such claimant all of its/their reasonable legal costs and expenses relating to such proceeding and/or incurred in preparation therefor.

          5.7 The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

          5.8 It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

          5.9 All of the representations and warranties contained in this Warrant Exercise Agreement shall survive execution and delivery of this Warrant Exercise Agreement.

          5.10 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

          5.11 This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

          5.12 Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

          IN WITNESS WHEREOF, the undersigned have executed this Warrant Exercise Agreement as of _____________________, 2009.

WARRANT EXERCISE AGREEMENT COUNTERPART SIGNATURE PAGE
[INDIVIDUAL]

          If the prospective investor is an individual, please execute this Agreement below.

Name of individual (Please type or print)

By:

Name:

And (if applicable)

By:

Name:

HOW SHARES WILL BE HELD:

Individually
JTWROS
TBTE

Number of Shares	Amount of check enclosed:
Subscribed for: ______________________	$__________________________

*If investment is taken in joint names, both must sign.

[ACCEPTANCE PAGE FOR WARRANT EXERCISE AGREEMENT]

          Agreed to and accepted as of ____________________, 2009.

Arrin Background, Inc.

By:

Name: Catherine Lamberti
Title: Chief Executive Officer

CERTIFICATE OF SIGNATORY

(To be completed if Holder is an entity)

I, _______________________________________________, am the _________________________________________________ of __________________________________________ (the “Entity”).

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Warrant Exercise Agreement and to purchase and hold the shares, and certify further that the Warrant Exercise Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have set my hand this ________ day of _________________, 2009

(Signature)